Exhibit 23.1

Consent of Independent Certified Public Accountants

We have issued our report dated September 8, 2022, with respect to the consolidated financial statements of Telephonics Corporation included in this Current Report of TTM Technologies, Inc on Form 8-K. We consent to the incorporation by reference of said report in the Registration Statements of TTM Technologies, Inc. on Forms S-8 (File Nos. 333-46454, 333-138219, 333-198117, and 333-211744).

/s/ Grant Thornton LLP

New York, New York

September 8, 2022